Encore Capital Group Announces Expansion in the U.K. through Acquisition of Wescot by Cabot Credit Management
Acquisition to Further Strengthen Encore Leadership in U.K. Market

SAN DIEGO — August 24, 2017 — Encore Capital Group, Inc. (Encore) an international specialty finance company (NASDAQ: ECPG), today announced that its subsidiary, U.K.-based Cabot Credit Management (Cabot), has entered into an agreement to acquire Wescot Credit Services Limited, a leading U.K. contingency debt collection and business process outsourcing (BPO) services company. Encore acquired a controlling stake in Cabot in July 2013, and preparation for a potential Cabot IPO, announced in February, remains on track.

Cabot’s acquisition of Wescot expands Encore’s strong presence in the U.K., which is the largest mature credit market in the world after the United States. Cabot was already the leading unsecured debt buyer in the U.K. prior to the transaction, which is subject to regulatory approval by the U.K. Financial Conduct Authority (FCA) and is expected to close within three months.

“Cabot’s acquisition of Wescot demonstrates the expansion of its product mix to reach a broader client base in the U.K. market and creates synergies that will continue to foster growth,” said Ashish Masih, President and Chief Executive Officer of Encore. “We’re also pleased that Wescot shares our commitment to treating consumers with fairness, dignity and respect, an approach critical to our success around the world.”

As the largest debt services provider for the U.K. retail banking sector, Wescot brings to Cabot a robust and diverse collections operation, with a range of corporate clients including utility, telecommunications and retail finance companies.

“The acquisition of Wescot will allow us to further diversify our product range, reach a wider client base and better meet our clients’ evolving needs,” said Paul Grinberg, Encore’s President, International. “Combined with the strategic acquisition in May of Orbit Services, a U.K-based debt services company specializing in the public utilities markets, this acquisition will increase our focus on capital-light servicing with an improved quality of earnings.”

It is estimated that less than 20 percent of collections activity in the U.K. is currently outsourced, while delinquency rates are expected to increase, driving demand for debt services. Additionally, Encore, Cabot and Wescot have the opportunity to create operational efficiencies by applying industry expertise and sharing their best practices in analytics, systems and technology, and a deep understanding of consumers.
For press inquiries, please contact:
Kevin Saidler
Manager, Corporate Communications
Encore Capital Group, Inc.
(858) 309-9772
kevin.saidler@encorecapital.com

For investor inquiries, please contact:
Bruce Thomas

Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks and credit unions.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
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